[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.4

NOVARTIS VACCINES AND DIAGNOSTICS, INC.
5300 Chiron Way
Emeryville, California  94608

September 30, 2015

XOMA (US) LLC
2910 Seventh Street
Berkeley, California  94710

Attention:

Re:  CD40 Agreement

Ladies and Gentlemen:

Reference is made to (i) that certain Amended and Restated Research, Development and Commercialization Agreement, dated July 1, 2008, as amended (the “CD40 Agreement”), between XOMA (US) LLC, a Delaware limited liability company (“XOMA”), and Novartis Vaccines and Diagnostics, Inc. (f/k/a Chiron Corporation), a Delaware corporation (“NVDI”).

XOMA and NVDI hereby agree to the terms of this letter agreement as an amendment to the CD40 Agreement.  Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the CD40 Agreement, unless the context requires otherwise.

Section 1.41 of the CD40 Agreement is hereby amended and restated in its entirety as follows:

“1.41  Royalty-Style Payment Period” means, with respect to any Collaboration Product, Resumed Product, NVDI Ongoing Product, XOMA Ongoing Product or Reactivated Product, the longer of (i) the period during which such Product is covered by a Valid Claim of Related XOMA Patent Rights or Related NVDI Patent Rights as the case may be or (ii) ten (10) years from the launch of such Product on a country-by-country basis.”

The Parties acknowledge and agree that the milestone set forth in Section 3.3(a) of the CD40 Agreement has been paid in full.

Section 3.6(a) of the CD40 Agreement is hereby amended and restated in its entirety as follows:

“(a)  Subject to the adjustment provisions of Section 3.6(g), NVDI shall pay to XOMA royalty-style payments on Net Sales of each Collaboration Product [*] at the following rates during the applicable Royalty-Style Payment Period:

(i)[*] of the portion of the aggregate Net Sales for such Collaboration Product in each calendar year that is equal to or less than [*];

(ii)[*] of the portion of the aggregate Net Sales for such Collaboration Product in each calendar year that is greater than [*] and equal to or less than [*]; and

(iii)[*] of the portion of the aggregate Net Sales for such Collaboration Product in each calendar year that is greater than [*].”

Except as expressly stated herein, all provisions of the CD40 Agreement remain in full force and effect.  [*].

This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Please confirm that the foregoing is in accordance with your understanding by acknowledging your agreement in the space provided below.

Very truly yours,

NOVARTIS VACCINES AND DIAGNOSTICS, INC.

XOMA (US) LLC

By:   /s/ Jim R. Neal
Name:    Jim R. Neal
Title:    VP Business Development

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.